                                                                    Exhibit 99.1

                             Joint Filer Information

Name of Joint Filer:                        General Electric Capital Corporation

Address of Joint Filer:                     901 Main Avenue
                                            Norwalk, CT 06851

Relationship of Joint Filer to Issuer:      10% Owner

Issuer Name and Ticker or Trading Symbol:   Synchrony Financial (SYF)

Date of Event Requiring
Statement (Month/Day/Year):                 7/30/2014

Designated Filer:                           General Electric Company

Signature:

GENERAL ELECTRIC CAPITAL CORPORATION

/s/ Jonas Svedlund
---------------------------------
Name:    Jonas Svedlund
Title:   Attorney-in-fact

July 30, 2014
-------------
Date

                             Joint Filer Information

Name of Joint Filer:                        GE Consumer Finance, Inc.

Address of Joint Filer:                     777 Long Ridge Rd.
                                            Stamford, CT 06902

Relationship of Joint Filer to Issuer:      10% Owner

Issuer Name and Ticker or Trading Symbol:   Synchrony Financial (SYF)

Date of Event Requiring
Statement (Month/Day/Year):                 7/30/2014

Designated Filer:                           General Electric Company

Signature:

GE CONSUMER FINANCE, INC.

/s/ Alexander Dimitrief
---------------------------------
Name:    Alexander Dimitrief
Title:   Secretary

July 30, 2014
-------------
Date